Exhibit 3.16
MEMBER’S AGREEMENT
     THIS AGREEMENT (this “Agreement”) of the undersigned sole member (the “Member”) of Heritage Wafers, LLC, a Wisconsin limited liability company (the “Company”) and Jeremy D. Newman (the “Organizer”), solely for the purpose of making the acknowledgment at the end of this Agreement, is effective as to the Member as of January 2, 1999.
WITNESSETH:
     WHEREAS, the Member has caused the formation of the Company by having the Organizer file with the Wisconsin Department of Financial Institutions Articles of Organization, a copy of which is attached hereto and incorporated by this reference, as provided in the Wisconsin Limited Liability Company Law (the “WLLCL”); and
     WHEREAS, the Member is hereby affirming its membership in the Company, acknowledging the contributions made by such Member as set forth on Schedule A attached hereto, and assenting to the operation of the Company under the WLLCL.
     NOW, THEREFORE, in consideration of the premises and promises herein contained, the undersigned does hereby agree as follows:
     Section 1. Purpose. The Company was formed for the purpose of engaging in any lawful activity within the purposes for which limited liability companies may be organized under the WLLCL, Chapter 183 of the Wisconsin Statutes.
     Section 2. Member Contribution. The Member has contributed the property described on Schedule A attached hereto. The Member has not agreed to make any additional contributions to the Company.
     Section 3. Assignment of Membership Interest. The Member may assign all or any part of its membership interest in the Company upon such terms and conditions as the Member and its assignee shall agree in writing. A person to whom the Member assigns all or any part of its membership interest in the Company in accordance with the preceding sentence shall be automatically admitted as a member of the Company without any further action by the Member, the assignee or the Company.
     Section 4. Company Dissolution. The Company is to be dissolved and its business wound up as provided in the WLLCL.
     Section 5. Member Management. The provisions of the WLLCL relating to a limited liability company the management of which has been vested in its members shall apply to the operations and management of the Company.

     Section 6. Board of Directors.
     (a) General Powers. The Member hereby delegates its management authority to a Board of Directors.
     (b) Tenure and Qualifications. The number of directors of the Company shall be such number as may be elected from time to time by the Member. Each director shall hold office until the Member appoints his successor, or until his death, resignation or removal by the Member for any reason or no reason. If a Board of Directors’ position is vacant through death, resignation or removal, the Member shall appoint a replacement Director at its convenience. The initial members of the Board of Directors shall be Charles E. Andrews, Edward W. Bumby and Larry V. Schultz.
     (c) Meetings. Meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, President, Secretary or any director. The person calling such meeting may fix any time or place for holding any meeting of the Board of Directors called by him. The Chief Executive Officer, and in his absence, the President, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any director or other person present to act as secretary of the meeting.
     (d) Notice. Notice of any meeting shall be given at least forty-eight (48) hours previous thereto by oral notice or written notice delivered personally or mailed to each director at his last known address, or by facsimile. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by facsimile, such notice shall be deemed to be delivered when confirmation of receipt is printed out on the sending facsimile machine. Whenever any notice whatever is required to be given to any director of the Company, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting and objects thereto to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     (e) Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     (f) Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by law.
     (g) Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Company as directors, officers or otherwise or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Company.
     (h) Presumption of Assent. A director of the Company who is present at a meeting of the Board of Directors or a committee thereof at which action on any matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     (i) Action By Consent of the Board of Directors. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.
     (j) Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the directors may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to election of the principal officers or the filling of vacancies on committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chief Executive Officer, President or chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

Section 7. Officers.
     (a) Principal Officers. The principal officers of the Company shall be a Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.
     (b) Election and Term of Office. The officers of the Company shall be elected annually by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal in the manner hereinafter provided.
     (c) Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.
     (d) Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.
     (e) Chief Executive Officer. The Chief Executive Officer shall be the highest executive officer of the Company and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Company. He shall, when present, preside at all meetings of the Board of Directors. He may sign deeds, mortgages, bonds, contracts, or other instruments necessary or proper to be executed in the course of the Company’s regular business or which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. Except as otherwise provided by the Board of Directors, the Chief Executive Officer may authorize any President, Vice-President or other officer or agent of the Company to sign, execute and acknowledge such documents or instruments in his place and stead.
     (f) President. The President shall be the chief operating officer of the Company. He shall, in the absence of the Chief Executive Officer, preside at all meetings of the Board of Directors. In the absence of the Chief Executive Officer or in the event of his death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President may sign deeds, mortgages, bonds, contracts, or other instruments necessary or proper to be executed in the course of the Company’s regular business or which the Chief Executive Officer or the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Chief Executive Officer or the Board of Directors to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors from time to time. Except as otherwise provided by the Board of Directors, the President may authorize any Vice-President or other officer or agent of the Company to sign, execute and acknowledge such documents or instruments in his place and stead.
     (g) Vice President. In the absence of the President, or in the event of his death or inability to act, the Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President or Vice Presidents, as the case may be, shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.
     (h) Secretary. The Secretary shall: (a) keep the minutes of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (c) be custodian of the Company’s records; (d) keep a register of the post office address of each Member; and (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.
     (i) Treasurer. If required by the Board of Directors, the Chief Financial Officer/Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Company; (b) receive and give receipts for monies due and payable to the Company from any source whatsoever, and deposit all such monies in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of this Agreement; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.
     (j) Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.

     Section 8. Indemnification
     (a) Liability of Directors and Officers. No person shall be liable to the Company for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Company, or of any other corporation, partnership, joint venture, trust or other enterprise which he serves as a director or officer at the request of the Company, in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, for which he had no reasonable cause to believe his conduct was unlawful. In addition, no person shall be liable to the Company for any loss or damage suffered by it on account of any action taken or omitted to be taken in reliance upon advice of counsel for the Company or upon statements made or information furnished by officers or employees of the Company which he had reasonable grounds to believe to be true. The foregoing shall not be exclusive of other rights and defenses to which he may be entitled as a matter of law.
     (b) Indemnification of Officers, Directors, Employees and Agents. The Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative brought by any other person or by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, for which he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, without reasonable cause to believe that his conduct was unlawful.
     (c) Successful Defense. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding to which this section is applicable, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.
     (d) Determinations. Any indemnification under this Section 8, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section 8. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the Member.
     (e) Request for Indemnification and Assignment of Claims Required. To seek indemnification, the director, officer, employee or agent shall make a written request to the Company. As a further pre-condition to any right to receive indemnification, the writing shall contain a declaration that the Company shall have the right to exercise all rights and remedies available to such director, officer, employee or agent against any other person, corporation, foreign corporation, partnership, joint venture, trust or other enterprise, arising out of, or related to, the claim, action, dispute or issue which resulted in the expenses for which the director, officer, employee or agent seeks indemnification, and that the director or officer is hereby deemed to have assigned to the Company all such rights and remedies.
     (f) Indemnification Not Required. Indemnification under this Section 8 is not required to the extent the director or officer has previously received such indemnification or allowance of such expenses from any person or entity, including the Company, in connection with the same claim, action, dispute or issue.
     (g) Advancement of Expenses. Expenses, including attorneys’ fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection 8(d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Section 8.
     (h) Insurance. The Company may purchase and maintain insurance on behalf of any person who is a director or officer against any judgment, settlement, penalty, assessment, forfeiture, or fine whatsoever, including any excise tax assessed with respect to an employee benefit plan, asserted against or incurred by the individual in any such capacity or arising out of his status as such, regardless of whether the Company is required or authorized to indemnify or allow expenses to a director or officer under this Section 8.
     (i) Severability. If this Section 8 or any portion thereof is invalidated on any ground by any court of competent jurisdiction, the Company may indemnify the director, officer, employee or agent as to expenses, including reasonable attorneys’ fees, paid in settlement with respect to any claim, action, dispute or issue to the full extent permitted by any applicable portion of this Section 8 that is not invalidated or by applicable law.
     (j) Continuation of Indemnification. The indemnification provided by this Section 8 shall be the exclusive indemnification available from the Company to its directors, officers, employees and agents, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, successors, executors, and administrators of any such person.
     9. Certificates. The Company may issue a membership certificate, or certificates, evidencing the Member’s interest in the Company. Membership certificates shall be consecutively numbered or otherwise identified and shall be in such form as shall be determined by the Board of Directors. Each certificate shall contain the name and address of the person to whom the certificate is issued.
     10. Miscellaneous. This Agreement shall be governed by the laws of the state of Wisconsin without regard to the principles of conflicts of law and may only be amended in a writing signed by the Member.
     IN WITNESS WHEREOF, the Member has executed this Agreement as of the date set forth above.

RIPON FOODS, INC.
By:	/s/ Charles E. Andrews
Charles E. Andrews, President

ACKNOWLEDGMENT
     THE UNDERSIGNED hereby acknowledges that the attached constitutes a true and correct copy of the Articles of Organization filed by me with the Wisconsin Secretary of State to organize the Company.

/s/ Jeremy D. Newman
Name:	Jeremy D. Newman, Organizer

(STAMP)
(STAMP)
ARTICLES OF ORGANIZATION
OF
NEW HERITAGE WAFERS, LLC
     These Articles of Organization are executed by the undersigned for the purpose of forming a Wisconsin Limited Liability Company under Chapter 183 of the Wisconsin Statutes:
ARTICLE I
     The name of the limited liability company is New Heritage Wafers, LLC.
ARTICLE II
     The initial registered office is located at 780 North Water Street, Milwaukee, Milwaukee County, Wisconsin 53202.
ARTICLE III
     The name of the initial registered agent at the above registered office is Jeremy D. Newman.
ARTICLE IV
     Management of the limited liability company shall be vested in the manager or managers.
ARTICLE V
     The name and complete address of the organizer is Jeremy D. Newman, 780 North Water Street, Milwaukee, Wisconsin 53202.
     Executed this 17th day of December, 1998.

/s/ Jeremy D. Newman
Jeremy D. Newman, Organizer

WI — DFI CORP

     This document was drafted by:
Jeremy D. Newman, Esq.
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
Please return acknowledgment to:
Michelle H. Toynton
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, WI 53202
(414) 273-3500

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(STAMP)
AMENDMENT TO ARTICLES OF ORGANIZATION
OF
NEW HERITAGE WAFERS, LLC
     Pursuant to the consent of the sole member of New Heritage Wafers, LLC and in accordance with Section 183.0404(2) of the Wisconsin Statutes, the following resolutions were duly adopted on December 22, 1998:
     BE IT RESOLVED, that the Articles of Organization of New Heritage Wafers, LLC be, and they hereby are, amended by deleting Article I thereof and inserting in its place the following:
ARTICLE I
     The name of the limited liability Company is Heritage Wafers, LLC.
     BE IT FURTHER RESOLVED, that this Amendment to Articles of Organization shall become effective as of January 2, 1999.
     Executed in duplicate as of the 22nd day of December, 1998.

NEW HERITAGE WAFERS, LLC By: Ripon Foods, Inc., its sole Member
By:	/s/ Charles E. Andrews
Charles E. Andrews, President

This instrument was drafted by:
Jeremy D. Newman, Esq.
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
(STAMP)

SCHEDULE A
Property Schedule

	Property	Percentage
Member	Contributed	Interest

Ripon Foods, Inc.	One thousand (1,000) shares of common stock of Heritage Wafers, Ltd., a Wisconsin corporation	100%

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